UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2017

F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

12 Federal Street, One North Shore Center, Pittsburgh, PA	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01	Regulation FD Disclosure
On October 30, 2017, F.N.B. Corporation (FNB or the Company) announced the release of its company-run capital stress test results as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Results include both F.N.B Corporation and First National Bank of Pennsylvania, and can be found on FNB's website www.fnbcorporation.com under “Regulatory Disclosures”. Results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed by the Federal Reserve and do not represent FNB’s economic forecast.
The Company-run capital stress test results and news release are being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Copy of press release announcing the Company's release of a summary of the Company's annual stress test results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ Vincent J. Calabrese, Jr.
Name:	Vincent J. Calabrese, Jr.
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: October 30, 2017